AMENDMENT NO. 1

                                       TO

                             CONTRIBUTION AGREEMENT

     This Amendment No. 1 (this "Amendment") to the Contribution Agreement (the "Contribution Agreement") dated as of December 1, 2004, by and among BLUFF POINT ASSOCIATES CORP., a Delaware corporation, THE MCINERNEY/GABRIELE FAMILY LIMITED PARTNERSHIP, a Delaware limited partnership, LET LEE, R. CLIFTON D'AMATO, JOHN
H. MOODY, OPTECH SYSTEMS, INC., a Delaware corporation, MSCS VENTURES, INC., a Colorado corporation, MATRIX BANCORP, INC., a Colorado corporation, MATRIX CAPITAL BANK, a federally chartered savings bank ("Matrix Capital Bank"), and MG COLORADO HOLDINGS, INC., a Delaware corporation ("MG Colorado Holdings"), is entered into as of the 23rd day of March, 2005 by the parties hereto. (All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Contribution Agreement.)

                                   WITNESSETH

     WHEREAS,   the  Parties  have  heretofore  entered  into  the  Contribution
Agreement;

     WHEREAS, the Contribution Agreement provides for the contribution of Acquired Assets by Matrix Capital Bank to MG Colorado Holdings in exchange for seventy-five thousand (75,000) shares of MG Colorado Holdings Stock at the Trust Operations Closing;

     WHEREAS, the Parties desire to amend the Contribution Agreement with respect to the structure of the contribution of the Acquired Assets by Matrix Capital Bank to MG Colorado Holdings at the Trust Operations Closing such that Matrix Capital Bank: (i) will organize a newly-formed wholly-owned limited liability company in the State of Colorado ("MCB Sub") which will elect to be treated as a disregarded entity for federal income tax purposes, (ii) will transfer, prior to the Trust Operations Closing, the Acquired Assets to MCB Sub, and (iii) sell, transfer and convey, at the Trust Operations Closing, all rights, title and interests of Matrix Capital Bank in and to all of the issued and outstanding membership interests in MCB Sub to MG Colorado Holdings, free and clear of any and all liens and encumbrances except as otherwise set forth herein, in exchange for seventy-five thousand (75,000) shares of MG Colorado Holdings Stock, all as provided in the Contribution Agreement as amended by this Amendment;

     WHEREAS, upon the effectuation of the Trust Operations Closing, MG Colorado Holdings, through its ownership of MCB Sub, will own the Acquired Assets.

     NOW, WHEREFORE, in consideration of the recitals above, the mutual premises set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Parties agree as follows:

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Section 1.  Formation of MCB Sub;  Regulatory  Approvals.  Section 1.3(e) of the
Contribution Agreement is hereby amended in its entirety to read as follows:

     "(e) Matrix Capital Bank shall organize MCB Sub as a newly-formed wholly-owned limited liability company under the laws of the State of Colorado. Matrix Capital Bank will contribute the Trust Operations to MCB Sub and shall contemporaneously therewith transfer, sell and assign to MG Colorado Holdings all of its right, title and interest in and to one hundred percent (100%) of all issued and outstanding membership interests of MCB Sub (the "MCB Sub Interests"), free and clear of any Lien (as more fully described in Section 1.6 hereto). If (i) Matrix Capital Bank has not yet received the applicable regulatory approvals (which shall include, where applicable, statements of non-objection by a regulatory authority), if any, necessary for Matrix Capital Bank to organize MCB Sub, contribute the Trust Operations to MCB Sub, and sell, transfer and assign the MCB Sub Interests to MG Colorado Holdings as contemplated herein (any and all such approvals being referred to herein as the 'MCB Regulatory Approvals'), (ii) MG Colorado Holdings has not yet received the applicable regulatory approvals necessary for the Trust Entity to own and operate the Trust Operations or for MG Colorado Holdings to acquire, directly or indirectly, the MCB Sub Interests (the 'MGHC Regulatory Approvals'), and (iii) Matrix Capital Bank has not yet received the other third party consents or approvals identified in Schedule 7.5, Schedule 7.6 and/or Schedule 7.12 hereto necessary or appropriate in order to contribute the Trust Operations to MCB Sub, sell, transfer and assign the MCB Sub Interests to MG Colorado Holdings, and assign the Acquired Contracts by MCB Sub to Trust Entity (the 'Miscellaneous MCB Approvals'), then upon the receipt of such approvals identified in (i), (ii) and
(iii) above (which are collectively referred to herein sometimes as the 'Trust Operations Approvals), Matrix Capital Bank and MG Colorado Holdings will hold a subsequent closing (the 'Trust Operations Closing') and at such time, execute all documents reasonably necessary to effect such contribution of the Trust Operations to MCB Sub (including, but not limited to, an assignment and assumption agreement and a bill of sale), the sale, transfer and assignment of the MCB Sub Interests to MG Colorado Holdings, free of clear of any Lien and the contribution of the MCB Sub Interests by MG Colorado Holdings to the Trust Entity. In exchange, MG Colorado Holdings will issue to Matrix Capital Bank seventy-five thousand (75,000) shares of MG Colorado Holdings Stock. Such seventy-five thousand (75,000) shares of MG Colorado Holdings Stock shall be held in escrow by Ellenoff Grossman & Schole LLP ('EGS') in accordance with an escrow agreement by and among MG Colorado Holdings, Matrix Capital Bank and EGS, as escrow agent (the 'Escrow Agreement'), in substantially the form of Exhibit BB attached hereto, until the earlier of: (A) the Trust Operations Closing, or
(B) December 1, 2005 (the 'Expiration Date'). Upon the receipt of all the Trust Operations Approvals and the effectuation of the Trust Operations Closing, the escrowed shares described herein will be released to Matrix Capital Bank, which will, immediately after such issuance of the seventy-five thousand (75,000) shares and release from escrow, transfer and sell such shares of MG Colorado Holdings Stock to MSCS Ventures and such transfer and sale shall be exempt from the restrictive provisions of the Stockholders Agreement. However, if the Trust Operations Approvals have not been obtained prior to the Expiration Date, the escrowed shares shall be released to MG Colorado Holdings for cancellation and all parties shall be relieved from any further obligations in connection with the formation of the MCB Sub, the contribution of the Trust Operations to MCB Sub, the sale, transfer and assignment of the MCB Sub Interests by Matrix Capital Bank to MG Colorado Holdings, the contribution of the MCB Sub Interests

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to the Trust Entity,  and the assignment of the Acquired Contracts by MCB Sub to
Trust Entity."

Section 2. Trust Operations Closing. Section 1.6 of the Contribution Agreement is hereby amended in its entirety to read as follows:

     "1.6 Trust Operations Closing. Subject to the terms hereof and the conditions set forth in Section 9.2 and Section 9.4 herein, including the Expiration Date, upon receipt of all Trust Operations Approvals, Matrix Capital Bank and MG Colorado Holdings shall hold the Trust Operations Closing, which shall be held on a date agreed to by the Parties (the 'Trust Operations Closing Date') which shall be on or before the later of (i) ten (10) business days following the end of the calendar month during which the last of the Trust
Operations Approvals is received or (ii) thirty-five (35) business days following the date that all Trust Operations Approvals shall have been obtained. At the Trust Operations Closing, pursuant to the terms hereof and subject to the conditions set forth in Section 9.2 and Section 9.4 herein, (A) Matrix Capital Bank shall transfer, assign, convey and deliver to MCB Sub, all right, title and interest in and to all of the assets, whether real, personal and mixed, tangible or intangible, used directly or indirectly by Matrix Capital Bank in or otherwise relating to the Trust Operations, and as owned or held by Matrix Capital Bank, all as more specifically identified in the Schedules listed below in this Section 1.6 (the 'Acquired Assets') and (B) MCB Sub shall assume all liabilities associated with such Acquired Assets, as listed on Schedule 1.6(z) hereto, and shall assume the obligation to discharge all assumed liabilities as they become due and payable (the 'Assumed Obligations'). Also at the Trust Operations Closing, Matrix Capital Bank shall transfer, assign, convey and deliver to MG Colorado Holdings, all right, title and interest in and to the MCB Sub Interests to MG Colorado Holdings, free and clear of all Liens.

     The Acquired Assets shall include all of Matrix Capital Bank's right, title and interest in and to the following, wherever located, effective as of the Trust Operations Closing Date:

          (a) all contracts for performance of services as more specifically identified on Schedule 1.6(a) hereto (the 'Acquired Contracts'), payments previously made or due under such contracts will be distributed pursuant to
Section 1.7 hereof;

          (b) all customer trust and custodial accounts, including the cash on hand, cash equivalents, certificates of deposit and deposits, bank and money market accounts, and securities associated therewith of the Trust Operations as of the Trust Operations Closing Date, all as more specifically identified in
Schedule 1.6(b) hereto;

          (c) all goodwill related to the Acquired Assets;

          (d) the licenses used in connection with the operation of the Trust Operations that are identified on Schedule 1.6(d) hereto;

          (e) the customer lists, customer mailing lists and customer sales files which are used in connection with the operation of the Trust Operations, all as more specifically identified in Schedule 1.6(e) hereto;

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          (f) all of Matrix  Capital  Bank's  interest  and rights in and to the agreements, contracts and commitments, relating to the Trust Operations to which Matrix Capital Bank is a party or by which its assets are bound and that are more specifically identified in Schedule 1.6(f) hereto;

          (g) [reserved];

          (h) the computer software and programs and any rights thereto associated with or employed in the conduct of the Trust Operations and that are identified in Schedule 1.6(h) hereto;

          (i) all payments, deposits and prepaid expenses associated with the leases and subleases associated with the Trust Operations, all as more specifically identified in Schedule 1.6(i) hereto;

          (j) the rights of Matrix Capital Bank to the permits (to the extent the same are transferable) directly or indirectly relating primarily to the Trust Operations and that are identified in Schedule 1.6(j) hereto;

          (k) all of the Trust Operations' business and marketing records, including copies of accounting and operating records, asset ledgers, inventory records, budgets, customer lists, supplier lists, information and data respecting leased or owned equipment, correspondence, and other business records directly related to the Trust Operations, all as more specifically identified in
Schedule 1.6(k) hereto, but excluding specifically any and all regulatory correspondence, exam reports and other filings and documents that Matrix Capital Bank is specifically prohibited by applicable law from disclosing or transferring to MCB Sub or MG Colorado Holdings (if such entity was considered the purchaser hereunder), including pursuant to applicable OTS rules and regulations (the 'Excluded Books and Records');

          (l)  the  furniture,   equipment,   fixtures  and  computer   hardware
associated with the Trust  Operations,  all as more  specifically  identified in
Schedule 1.6(l) hereto;

          (m) all original books, financial records and ledgers of the Trust Operations (other than tax returns, minute books, stock records and the Excluded Books and Records), provided, however that such materials (other than the
Excluded Books and Records) will be made available for inspection and photocopying by MG Colorado Holdings upon request including any such records which are maintained in electronic form;

          (n) the Intellectual Property (as defined in Section 7.15) related to the Trust Operations that is identified on Schedule 1.6(n) hereto;

          (o) all claims, choses-in-action, warranties, refunds, rights of recovery, rights of set-off and rights of recoupment of any kind relating to the payment of taxes of the Trust Operations for periods after the Trust Operations Closing Date;

          (p) all mail or other communications addressed to Matrix Capital Bank and directly relating to the Trust Operations;

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          (q) the surety bond regarding signature authentication,  to the extent assignable; and

          (r) any and all interests and rights to the use of federal Employer Identification Number 010609808 currently being utilized by the Trust Operations ('Federal ID Number'); provided, that notwithstanding any other provisions of this Agreement to the contrary, Matrix Capital Bank makes no representation, warranty, promise or agreement, whether specific or implied, as to its ability to transfer or assign its rights to the Federal ID Number or the ability of MCB Sub, MG Colorado Holdings, the Trust Entity or MSCS to use the Federal ID Number on or after the Trust Operations Closing; and MG Colorado Holdings, MSCS, MCB Sub and Trust Entity hereby specifically acknowledge and agree that Matrix Capital Bank shall have no liability to any of them for any use or inability to use the Federal ID Number on and after the Trust Operations Closing.

     Notwithstanding the foregoing, the assets identified on Schedule 1.6(s) hereto shall not be contributed or transferred to MCB Sub in connection herewith and shall be excluded from the definition of 'Acquired Assets' (such assets being referred to herein as the 'Excluded Assets').

     Notwithstanding anything herein to the contrary, Matrix Capital Bank shall deliver to MG Colorado Holdings updated Schedules called for by Section 1.6 and
Article VII hereto (A) initially on the date of execution of this  Agreement and
(B) as updated on or before April 8, 2005. MG Colorado  Holdings shall have five
(5) business days following receipt of such updated Schedules from Matrix Capital Bank to either approve or reject such Schedules."

Section 3. Representations and Warranties of Matrix Capital Bank. Article VII of the Contribution Agreement is hereby amended in its entirety to read as follows:

     "Matrix Capital Bank hereby represents and warrants to MG Colorado Holdings and to each of the Contributing Parties as follows (all references to the Trust Operations refer to the Trust Operations from such time as Matrix Capital Bank commenced Trust Operations and through the Trust Operations Closing Date):

     7.1 Organization. Matrix Capital Bank is a federal savings bank duly organized and validly existing under the laws of the United States of America and has full power to own its assets and to conduct its business as presently conducted. Matrix Capital Bank is exempt from qualification to do business in any state.

     7.2 Authority. Matrix Capital Bank has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements, certificates and instruments to be executed by Matrix Capital Bank in connection with or pursuant to this Agreement (collectively, the 'Matrix Capital Bank Documents'). The execution, delivery and performance by Matrix Capital Bank of this Agreement and the other Matrix Capital Bank Documents have been duly authorized by all necessary action on the part of Matrix Capital Bank. This Agreement has been, and at the Closing and the Trust Operations Closing, the other Matrix Capital Bank Documents will be, duly executed and delivered by Matrix Capital Bank. This Agreement is, and, upon execution and delivery by Matrix Capital Bank at the Closing and the Trust Operations Closing, each of the other Matrix Capital Bank Documents will be, a legal, valid and binding agreement of Matrix Capital Bank, enforceable against Matrix Capital Bank in

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accordance  with its  terms,  except as such  enforceability  may be  limited by
applicable  bankruptcy,   insolvency,  fraudulent  conveyance  or  similar  laws
affecting the enforcement of creditor's rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     7.3 Title to the Trust Operations. Except for the Assumed Obligations and as set forth in Schedule 7.3, Matrix Capital Bank owns (through MCB Sub at the Trust Operations Closing) the Trust Operations and the Trust Operations are not subject to any mortgage, encumbrance or Lien of any kind except minor encumbrances, which do not materially interfere with the conduct of the Trust Operations. Upon the transfer of the MCB Sub Interests to MG Colorado Holdings, MG Colorado Holdings will own the Trust Operations free and clear of any Lien and subject to no legal or equitable restrictions of any kind, except for the Assumed Obligations.

     7.4 No Options or Rights. There are not outstanding options or rights to acquire any interests in or any of the assets of the Trust Operations.

     7.5 No Violation. Except as described in Schedule 7.5, neither the execution or delivery of the Matrix Capital Bank Documents nor the consummation of the transactions contemplated thereby, including without limitation the transfer of the MCB Sub Interests to MG Colorado Holdings will conflict with or result in the breach of any term or provision of, require consent or violate or constitute a default under (or an event that with notice or the lapse of time or both would constitute a breach or default), or result in the creation of any Lien on any of the assets of the Trust Operations, or relieve any third party of any obligation to the Trust Operations or give any third party the right to terminate or accelerate any obligation under, any charter provision, bylaw, contract, agreement, Permit or Law to which any of Matrix Capital Bank, MCB Sub or the Trust Operations is a party or by which any asset of the Trust Operations is in any way bound or obligated.

     7.6 Governmental Consents. Except for the Trust Operations Approvals contemplated by Section 1.3(e) of this Agreement and as set forth on
Schedule 7.6, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental or regulatory body is required on the part of any of Matrix Capital Bank, MCB Sub or the Trust Operations in connection with the contribution of the Trust Operations by Matrix Capital Bank to MCB Sub and the transfer of the MCB Sub Interests to MG Colorado Holdings or any of the other transactions contemplated by this Agreement.

     7.7 Litigation. Except as described in Schedule 7.7, there are currently no pending or, to the Knowledge of Matrix Capital Bank, threatened lawsuits, administrative proceedings, arbitrations, reviews or formal or informal complaints or investigations ('Litigation') by any individual, corporation, partnership, customer, affiliate, governmental or regulatory body or other entity (each, a 'Person') relating to the Trust Operations, or any of its employees or agent (in their capacities as such) or to which any assets of the Trust Operations are subject or relating to the transactions contemplated by this Agreement or the consummation thereof, nor, to the Knowledge of the Matrix Capital Bank, is there any basis therefor. The Trust Operations are not subject

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to or bound by any  currently  existing  judgment,  order,  writ,  injunction or decree.

     7.8 Compliance with Laws. In connection with the Trust Operations, Matrix Capital Bank is currently complying with and has at all times complied with each applicable statute, law, ordinance, decree, order, rule or regulation of any governmental or regulatory body, including, without limitation, all federal, state and local laws and regulations and any regulations of the Office of Thrift Supervision ('OTS'), except for such failure to so comply as would not have, alone or in the aggregate, a material adverse effect on the financial position or results of operations of the Trust Operations. In connection with the Trust
Operations, Matrix Capital Bank has established controls and procedures to assure ongoing compliance with all applicable laws and regulations.

     7.9 Permits. Matrix Capital Bank owns or possesses from each appropriate governmental or regulatory body all applicable permits, licenses, authorizations, approvals, quality certifications, franchises or rights (collectively, 'Permits') issued by any governmental or regulatory body necessary to conduct the Trust Operations. Each of such Permits is described in
Schedule 7.9. No loss or expiration of any such Permit is pending or, to the Knowledge of the Matrix Capital Bank, threatened, other than expiration in accordance with the terms thereof of Permits that may be renewed in the ordinary course of business without lapse. There has been no violation of any of the rules or regulations of any governmental or regulatory body, which might impact on the effectiveness of any Permit.

     7.10 Employee Matters. Set forth on Schedule 7.10 is complete information regarding all current employees of Matrix Capital Bank who are involved with the Trust Operations, including date of employment, current title and compensation, the date and amount of the last increase in compensation for each such employee and whether such employee is a party to a written employment contract with Matrix Capital Bank. Except as set forth on Schedule 7.10, in connection with the Trust Operations, Matrix Capital Bank has no collective bargaining, union or labor agreements, contracts or other arrangements with any group of employees, labor union or employee representative and, to the Knowledge of the Matrix Capital Bank, there is no organization effort currently being made or threatened by or on behalf of any labor union with respect to employees of Matrix Capital Bank involved with the Trust Operations. Matrix Capital Bank is in compliance with all provisions of each applicable collective bargaining agreement, and no complaint alleging any violation of such provisions has been filed or, to the Knowledge of Matrix Capital Bank, is threatened to be filed with or by any governmental or regulatory body. The Trust Operations have not experienced and, to the Knowledge of the Matrix Capital Bank, there is no basis for, any strike, material labor trouble, work stoppage, slow down or other interference with or impairment of the Trust Operations.

     7.11 Employee Benefit Plans.

          (a) For purposes hereof the term 'Employee Benefit Plan' means (i) any 'employee benefit plan' or 'plan' within the meaning of Section 3(3) of the
Employee Retirement Income Security Securities Act of 1974, as amended ('ERISA'), and (ii) all material plans or policies providing for 'fringe benefits' (including but not limited to vacation, paid holidays, personal leave,

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employee discounts,  educational  benefits or similar programs),  and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, performance share, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (x) is or has been established, maintained or contributed to by the Matrix Capital Bank or any other corporation or trade or business under common control with Matrix Capital Bank (an "ERISA Affiliate") as determined under Section 414(b), (c), (m) or (o) of the Code, or with respect to which Matrix Capital Bank has or may have any Liability, or (y) provides benefits, or describes policies or procedures applicable, to any director, officer, employee, former director, officer, employee or dependent thereof of Matrix Capital Bank who is involved with the Trust Operations, regardless of whether funded. Employee Benefit Plan also includes any written or oral representations made to any director, officer, employee or former director, officer or employee of Matrix Capital Bank, involved with the Trust Operations, promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code Section 4980B).

          (b) Each Employee Benefit Plan has been operated in compliance in all material respects with ERISA, applicable tax qualification requirements and all other applicable Laws.

          (c) MG Colorado Holdings will not assume any Employee Benefit Plans of Matrix Capital Bank or MCB Sub or take on any Liability relating to any Employee Benefit Plans of Matrix Capital Bank or MCB Sub except as expressly stated in this Agreement. To the extent any Employee Benefit Plan is assumed by MG Colorado Holdings hereunder, MG Colorado Holdings expressly reserves the right to subsequently terminate such plan, where allowed by law.

          (d) No Lien has been filed by any Person and no Lien exists by operation of Law or otherwise on the assets of the Trust Operations relating to, or as a result of, the operation or maintenance of any Employee Benefit Plan, and Matrix Capital Bank has no Knowledge of the existence of facts or circumstances that would result in the imposition of such a Lien.

          (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) except as expressly contemplated by this Agreement, result in any payment becoming due to any director or any employee of Matrix Capital Bank; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in any acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan; or (iv) result, separately or in the aggregate, in an 'excess parachute payment' within the meaning of Section 280G of the Code.

          (f) No amounts payable under any Employee Benefit Plan or other agreement or arrangement will fail to be deductible for United States federal income Tax purposes by virtue of Section 162(m) of the Code.

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     7.12   Material Agreements.

          (a) Schedule 7.12(a) lists each agreement (including all amendments thereto) relating to the Trust Operations or to which Matrix Capital Bank or MCB Sub is a party regarding the Trust Operations or by which the Trust Operations or any of their respective assets are subject or related (collectively, the 'Material Agreements'), including, without limitation, the following:
(i) agreements pursuant to which the Trust Operations sells or distributes any services or products, (ii) all clearing and execution arrangements and all other arrangements relating to the ability of Matrix Capital Bank to execute and clear financial transactions (and Matrix Capital Bank represents that all provisions relating to the rights of the other party to terminate such agreements are contained in such agreements), (iii) real estate leases, (iv) agreements evidencing, securing or otherwise relating to any indebtedness for borrowed money in connection with the Trust Operations, (v) capital or operating leases or conditional sales agreements relating to vehicles, equipment or other assets of the Trust Operations, (vi) agreements pursuant to which assets relating to the Trust Operations may be acquired from a third party, (vii) employment, consulting, non-competition, separation, collective bargaining, union or labor agreements or arrangements affecting the Trust Operations, and (viii) agreements affecting the Trust Operations with or for the benefit of any shareholder, director, officer or employee of Matrix Capital Bank, involved with the Trust Operations, or any Affiliate or immediate family member thereof.

          (b) Matrix Capital Bank has delivered to MG Colorado Holdings a copy of each written Material Agreement. There are no oral Material Agreements. Except as described in Schedule 7.12(b): (i) each Material Agreement is valid, binding and in full force and effect and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditor's rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding of law or in equity), (ii) each of Matrix Capital Bank and MCB Sub, as applicable, has performed in all material respects all of its obligations under every Material Agreement to which it is a party with respect to the Trust Operations, and there exists no breach or default (or event that with notice or lapse of time would constitute a breach or default) on the part of Matrix Capital Bank or MCB Sub, as applicable, or, to the Knowledge of Matrix Capital Bank, on the part of any other Person under any Material Agreement, (iii) there has been no termination or notice of default or, to the Knowledge of Matrix Capital Bank, any threatened termination or notice of default under any Material Agreement; and (iv) to the Knowledge of Matrix Capital Bank, no party to a Material Agreement intends to alter its relationship with the Trust Operations as a result of or in connection with the transactions contemplated by this Agreement.

     7.13 Management Reports. In connection with MG Colorado Holdings' due diligence review of the Trust Operations, Matrix Capital Bank has furnished MG Colorado Holdings with detailed financial statements related to the business of the Trust Operations for the periods beginning on July 1, 2002 and ending on September 30, 2004 (the 'Management Reports'). The Management Reports, including any notes thereto, and any supporting schedules and reports included therein present fairly the financial position as of the dates indicated, and results of operations for the periods specified of the Trust Operations. The Trust Operations have no indebtedness or liabilities, contingent or otherwise, except as included on the Management Reports or as otherwise set forth on Schedule 7.13 hereto.

     7.14 Tax Liability / Witholding. Other than as disclosed on Schedule 7.14 hereto, the Trust Operations have not received any notice of underpayment, delinquency or late filing from the IRS or any state taxing authorities.

     7.15 Customers.

          (a) Set forth in Schedule 7.15(a)(i) is a complete list of each customer of Matrix Capital Bank with respect to the Trust Operations that accounted for more than $5,000 of revenues for the period ended October 31, 2004 (the 'Material Customers'). To the Knowledge of Matrix Capital Bank, other than as set forth on Schedule 7.15(a)(ii) none of the Material Customers has threatened to, or notified Matrix Capital Bank of any intention to, terminate or materially alter its relationship with the Trust Operations, and none is expected to terminate its account by mere virtue of the transactions contemplated herein. Except as set forth on Schedule 7.14(a), there has been no material change in pricing or pricing structure (other than ordinary course changes made as a result of changes in commodity prices) with any Material Customer and there has been no material dispute with a Material Customer, in each case since October 31, 2004.

          (b) Set forth in Schedule 7.15(b) is a schedule of billings and sales revenue by services for the period beginning on January 1, 2004 and ending on October 31, 2004. The information presented therein present fairly the billings and sales revenues as of the dates indicated.

     7.16 Intellectual Property Rights. Set forth in Schedule 7.16 is a complete list of all registered and unregistered patents, trademarks, service marks and trade names, and registered copyrights, and applications for and licenses (to or from Matrix Capital Bank) with respect to any of the foregoing, and all computer software and software licenses (other than commercial 'shrink-wrap' software and software licenses), proprietary information, trade secrets, material and manufacturing specifications, drawings and designs owned by Matrix Capital Bank in connection with the Trust Operations or with respect to which Matrix Capital Bank has any license or use rights in connection to the Trust Operations (collectively, 'Intellectual Property'). Schedule 7.16 identifies all Intellectual Property that is owned by Matrix Capital Bank in connection with the Trust Operations. Matrix Capital Bank has the right to use all Intellectual Property utilized by the Trust Operations or necessary in connection with the operation of the Trust Operations without infringing on or otherwise acting adversely to the rights or claimed rights of any Person, and, except for payments made in the ordinary course in connection with licensing arrangements, Matrix Capital Bank is not obligated to pay any royalty or other consideration to any Person in connection with the use of any such Intellectual Property. To the Knowledge of Matrix Capital Bank, no Person is infringing the rights of any of its Intellectual Property, with respect to the Trust Operations.

     7.17 Illegal Payments. None of Matrix Capital Bank, or any director, officer, employee or agent of Matrix Capital Bank or immediate family member of any of the foregoing has: (a) used any of Matrix Capital Bank's funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any payment in violation of applicable Law to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign; (c) failed to comply with any provision of the (i) Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, (iii) the Foreign Corrupt Practices Act, or (iv) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law, except for such failures to comply as would not, individually or in the aggregate have a material adverse effect on the financial position or results of operations of Matrix Capital Bank or (d) made any other payment in violation of applicable Law.

     7.18 Insurance. Matrix Capital Bank's insurance policies are issued by insurers of recognized responsibility and insure Matrix Capital Bank and the assets of the Trust Operations against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or similar businesses and similarly situated.

     7.19 Creditors; Bankruptcy, etc. Matrix Capital Bank is not a party to any proceeding as a debtor in any court under Title 11 of the United States Bankruptcy Code or any other insolvency or debtors' relief act, whether state or federal, or for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official of Matrix Capital Bank or for any part of any of its assets or property.

     7.20 No Misrepresentations. The representations, warranties and statements made by Matrix Capital Bank in or pursuant to this Agreement are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

     7.21 MCB Sub Interests. As of the Trust Operations Closing, Matrix Capital Bank owns and holds, of record and beneficially, the MCB Sub Interests (which constitute one hundred percent (100%) of all of the issued and outstanding membership interests in MCB Sub), free and clear of any Liens. Except as contemplated by Amendment No. 1 to this Agreement, there are no outstanding options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments obligating MCB Sub, directly or indirectly, to issue, sell, purchase, acquire or otherwise transfer or deliver any MCB Sub Interests, or any agreement, document, instrument or obligation convertible or exchangeable therefor. There are no voting trusts, proxies or other agreements or understandings to which MCB Sub is a party or by which MCB Sub is bound with respect to the voting of any MCB Sub Interests other than the operating agreement of MCB Sub as set forth in Schedule 7.21 hereto. Upon the delivery of the MCB Sub Interests to MG Colorado Holdings hereunder, MG Colorado Holdings will acquire the MCB Sub Interests, free and clear of any Lien and subject to no legal or equitable restrictions of any kind.

     7.22 MCB Assets and Liabilities. As of the Trust Operations Closing, MCB Sub has no assets other than the Acquired Assets and no liabilities other than the Assumed Obligations. At any time since its inception, MCB Sub has not engaged in any business other than the Trust Operations."

Section 4. Representations and Warranties of MG Colorado Holdings. Article VI of the Contribution Agreement is hereby amended by adding a new Section 6.10 thereto as set forth below:

         "6.10   Compliance with Securities Laws.

          (a) MG Colorado Holdings is an 'accredited investor' as defined by Rule 501 under the Securities Act, and is capable of evaluating the merits and risks of an investment in MCB Sub and has the capacity to protect its own interests.

          (b) MG Colorado Holdings understands that the MCB Sub Interests are not presently registered under the Securities Act.

          (c) MG Colorado Holdings is acquiring the MCB Sub Interests for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring or disposing of the MCB Sub Interests in full compliance with the applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws. MG Colorado Holdings understands that an investment in the MCB Sub Interests is not a liquid investment.

          (d) MG Colorado Holdings acknowledges that the MCB Sub Interests must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available."

Section 5. Conditions to Obligations of MG Colorado Holdings with Respect to the Trust Operations Closing. Section 9.2 of the Contribution Agreement is amended hereby by adding a new paragraph (h) thereto as set forth below:

          "(h) Matrix Capital Bank shall have delivered to MG Colorado  Holdings
(i) the organizational documents and operating agreement of MCB Sub; (ii) all resolutions and consents adopted by MCB Sub's managers and member; (iii) duly executed original assignment of the MCB Sub Interests by Matrix Capital Bank in favor of MG Colorado Holdings; (iv) all requisite consents, in writing, under the operating agreement of MCB Sub in order to effectuate the transfer of the MCB Sub Interests to MG Colorado Holdings; (v) a manager's certificate of MCB Sub in form and substance reasonably satisfactory to MG Colorado Holdings; (vi) a good standing certificate of MCB Sub issued by the Colorado Secretary of State; and (vii) the written resignations of all of MCB Sub's managers and officers."

Section 6. Conditions to Obligations of Matrix Capital Bank with Respect to the Trust Operations Closing. Section 9.4(e) of the Contribution Agreement is hereby amended in its entirety to read as follows:

          "(e) MG Colorado Holdings shall have executed and delivered to Matrix Capital Bank an assignment and assumption of the MCB Sub Interests by Matrix Capital Bank in favor of MG Colorado Holdings, satisfactory to Matrix Capital Bank. In addition, MG Colorado Holdings, Trust Entity and MCB Sub, as applicable, shall have executed and delivered to Matrix Capital Bank an assignment and assumption, in form acceptable to Matrix Capital Bank, evidencing the assignment and assumption of the Acquired Assets and the Assumed Obligations."

Section 7. Indemnification. Section 10.1 and Section 10.2 of the Contribution Agreement are hereby amended in their entireties to read as follows:

          "10.1 Indemnification. Notwithstanding any investigation by MG Colorado Holdings or any Contributing Party, MG Colorado Holdings and each Contributing Party, and their respective representatives, severally and not jointly, in accordance with their particular Contributions (the "Indemnifying Parties"), will as stated below indemnify and hold each other Party, their respective subsidiaries and Affiliates and their respective directors, officers, employees and agents (the "Indemnified Parties") harmless from any and all liabilities, obligations, claims, contingencies, damages, costs and expenses, including all court costs, litigation expenses and reasonable attorneys' fees (individually a 'Loss,' and collectively, 'Losses'), that any Party may suffer or incur as a result of or relating to:

          (a) with respect to a Contributing Party and/or MG Colorado Holdings, the breach of any representation or warranty made by such Party in this Agreement or pursuant hereto or any allegation by a third party that would constitute such a breach;

          (b) with respect to a Contributing Party and/or MG Colorado Holdings, the breach of any covenant or agreement made by such Party in this Agreement or pursuant hereto or any allegation by a third party that would constitute such a breach;

          (c) with respect to a Contributing Party and/or MG Colorado Holdings, all taxes and any related fees or penalties allocable to such Contributing Party for any taxable period (or any portion thereof) ending on or before the Closing Date or the Trust Operations Closing Date, as applicable;

          (d) (i) with respect to Matrix Capital Bank, all costs of defending, or complying with any regulatory actions or proceedings relating to activities of the Trust Operations (other than the applications for regulatory approval of the transfer of the Trust Operations contemplated herein and the fees and expenses for which MG Colorado Holdings is responsible pursuant to Amendment No.1 to this Agreement) prior to the Trust Operations Closing and (ii) with respect to MG Colorado Holdings and Trust Entity, all costs of defending, or complying with any regulatory actions or proceedings relating to activities of the Trust Operations (other than the applications for regulatory approval of the transfer of the Trust Operations contemplated herein) after the Trust Operations Closing;

          (e) (i) with respect to Matrix  Capital Bank, any Claim (as defined in
Section 10.3) commenced by any third party relating to actions or omissions of Matrix Capital Bank in connection with its operation of the Trust Operations prior to the Trust Operations Closing Date; and (ii) with respect to MG Colorado Holdings, MCB Sub and Trust Entity, any Claim commenced by any third party relating to actions or omissions of MG Colorado Holdings, MCB Sub or Trust Entity in connection with their operation of the Trust Operations after the Trust Operations Closing Date;

          (f) with respect to MG Colorado Holdings, MCB Sub and Trust Entity, the failure by MG Colorado Holding, MCB Sub and/or Trust Entity to discharge and pay timely the Assumed Obligations;

          (g) with respect to Matrix Capital Bank, any Claims arising out of or relating to the Excluded Assets;

          (h) with respect to MG Colorado Holdings, MCB Sub and Trust Entity, any Losses arising from the transfer and assignment of Matrix Capital Bank of the Federal ID Number to MCB Sub, MG Colorado Holdings, MSCS or Trust Entity (except as otherwise provided in (i) below) or the use or inability to use the Federal ID Number by MCB Sub, MG Colorado Holdings, MSCS or the Trust Entity on or after the Trust Operations Closing; and

          (i) with respect to Matrix Capital Bank, any Losses arising from the use by Matrix Capital Bank, MCB Sub or Trust Operations of the Federal ID Number prior to the Trust Operations Closing.

     Notwithstanding anything in this Agreement to the contrary, each Contributing Party's liability under this Agreement shall be limited to the amount of such Party's respective Contribution (as valued herein); provided, however, that the potential liability of Matrix Bancorp and Matrix Capital Bank for Claims and Losses relating to the activities of the Trust Operations prior to the Trust Operations Closing and/or the transfer, assignment and sale of the MCB Sub Interests to MG Colorado Holdings, shall be limited to an aggregate of seven hundred and fifty thousand dollars ($750,000) for all such Claims and Losses."

          "10.2  Survival.

          (a) The Parties' representations and warranties and indemnification obligations made in or pursuant to this Agreement and the certificates attached as Exhibit M through Exhibit U hereto will survive the consummation of the transactions contemplated hereby until the date that is the second anniversary of the earlier of (i) the Expiration Date and (ii)(A) with respect to the representations and warranties given my Matrix Capital Bank pursuant to Article VII hereof the Trust Operations Closing Date, or (B) with respect to all other representations and obligations of the Contributing Parties and MG Colorado Holdings, the Closing Date; provided, that those related to taxes and/or obligations under Section 10.1(h) and/or Section 10.1(i) shall survive as long as the applicable statute of limitations and an additional six (6) months. Any representation or warranty the violation of which is made the basis of a claim for indemnification pursuant to Section 10.1(a) will survive until such claim is finally resolved if an Indemnified Party notifies an Indemnifying Party of such claim in reasonable detail prior to the date on which such representation or warranty would otherwise expire hereunder. Without limiting the foregoing, no claim for indemnification pursuant to Section 10.1(a) based on the breach or alleged breach of a representation or warranty may be asserted by an Indemnified Party after the date on which such representation or warranty expires hereunder.

          (b) The covenants and agreements of the Indemnified Parties and of the Indemnifying Parties made in or pursuant to this Agreement will survive the consummation of the transactions contemplated hereby to the extent identified in the various covenants and agreements in question."

Section 8. Payment of Expenses. MG Colorado Holdings shall promptly reimburse Matrix Capital Bank, Matrix Bancorp, MSCS Ventures and each of their respective affiliates, for all out-of-pocket costs and expenses incurred by such entities and persons in connection with the execution and delivery of this Amendment and their performance of the actions required to be taken by such entities and persons pursuant to this Amendment, including without limitation any and all filing fees with the OTS and/or FDIC and reasonable attorneys' fees incurred in connection with the negotiation and execution of this Amendment and the prosecution of the MCB Regulatory Approvals specified in this Amendment.

Section 9. Ratification of the Contribution Agreement. The Parties hereby ratify and reaffirm the provisions of the Contribution Agreement, as amended by this Amendment, and acknowledge and agree that the Contribution Agreement, as amended by this Amendment, is in full force and effect. In the event the application heretofore submitted by Matrix Capital Bank to the OTS for MCB Regulatory Approvals as provided in this Amendment is rejected, then (i) this Amendment shall terminate (with the exception of Section 8 above which shall survive the termination of this Amendment), and (ii) the Parties shall seek regulatory approval of the OTS as contemplated by the Contribution Agreement (without taking into effect the provisions of this Amendment).

Section 10. Miscellaneous. This Amendment will be governed and construed and interpreted in accordance with the substantive laws of the State of New York, without giving effect to any conflicts of law rule or principle that might result in the application of the laws of another jurisdiction.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

MG COLORADO HOLDINGS, INC.


By:  /s/ Paula McInerney
---------------------------
Name:    Paula McInerney
Title:   President



OPTECH SYSTEMS, INC.


By:  /s/ Let Lee
---------------------------
Name:    Let Lee
Title:   President

THE CONTRIBUTING PARTIES:
------------------------

THE MCINERNEY/GABRIELE FAMILY               BLUFF POINT ASSOCIATES CORP.
LIMITED PARTNERSHIP


By:   /s/ Paula McInerney                   By:  /s/ Thomas E. McInerney
---------------------------                 ------------------------------
Name:     Paula McInerney                   Name:    Thomas E. McInerney
Title:    General Partner                   Title:   President



MATRIX BANCORP, INC.                        MATRIX CAPITAL BANK


By:   /s/ Allen McConnell                   By:  /s/ Benjamin C. Hirsh
---------------------------                 ------------------------------
Name:     Allen McConnell                   Name:    Benjamin C. Hirsh
Title:    Senior Vice President             Title:   Senior Vice President
                                                     and CFO



MSCS VENTURES, INC.


By:   /s/ David W. Kloos                    By:  /s/ Let Lee
---------------------------                 ------------------------------
Name:     David W. Kloos                    LET LEE
Title:    Vice President



/s/ R. Clifton D'Amato                      /s/ John H. Moody
---------------------------                 ------------------------------
R. CLIFTON D'AMATO                          JOHN H. MOODY